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                                                                   EXHIBIT 10.6



                    WOOD FIBER PROCUREMENT AND SERVICES AGREEMENT

    This Wood Fiber Procurement Agreement (the "Agreement") dated as of May 30, 1996, between STONE CONTAINER CORPORATION, a Delaware corporation ("Stone"), and FLORIDA COAST PAPER COMPANY, L.L.C., a Delaware limited liability company (the "Company").


                                     WITNESSETH:

    WHEREAS, the Company owns a linerboard mill located in Port St. Joe, Florida (the "Mill"); and

    WHEREAS, subject to the terms and conditions hereof, the parties hereto desire to provide for the provision by Stone of certain wood fiber procurement services to the Company.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. STONE TO PROVIDE PROCUREMENT SERVICES. During the term of the Operating Agreement dated May 30, 1996 (the "Operating Agreement") between SSJ Corporation and Box USA Paper Corporation with respect to the Company, including any extensions thereof, Stone agrees to use its best efforts to provide, from time to time as requested by the Company, services designed to procure, on behalf of the Company, wood fiber for use by the Mill in the manufacture of linerboard. The term "best efforts" as used herein shall mean the same efforts used by Stone to procure wood fiber for use at Stone's mill in Panama City, Florida. Any such services so performed shall be as agent of the Company.
              Stone will use best

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              efforts to procure wood fiber of the kind and type required by the Mill at net prices no higher than the prevailing market prices for such kind any type at the time of procurement. Stone makes no representation or warranty, and none of its activities hereunder shall give rise to any representation or warranty, as to cost or supply of any wood fiber with respect to which services are performed or not performed hereunder. In the event of a shortfall of wood fiber generally, taking into account wood fiber received by the Company from St. Joe Land and Development Company ("St. Joe") pursuant to Wood Fiber Supply Agreement between St. Joe and the Company; Stone and the Company will share all wood fiber procured on a pro-rata basis based upon historical uses at the Company's mill and Stone's mill located at Panama City, Florida for the past twelve (12) months preceding the shortfall.

              Notwithstanding the foregoing, if Stone is, at the time of procurement, purchasing such kind and type of wood for use by the Panama City, Florida mill, such prices shall be at the same net price that would be paid by Stone for its Panama City, Florida mill, subject to adjustment to the extent of increased shipping zone costs, if any.

         2. PAYMENT OF PURCHASE PRICE OF SUPPLIES. With respect to the supply of any wood fiber procured or arranged by Stone as agent hereunder, Stone, at its option, may pay to the supplier thereof, on behalf of the Company, the purchase price thereof in accordance with the terms and conditions under which such supply is furnished. In such event, within 7 days following the delivery to the Company of an invoice with respect to any such payment, the Company shall pay to Stone the amount of such payment made by Stone.


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         3.   REIMBURSEMENT OF FEES AND EXPENSES OF STONE.  In consideration for Stone's services hereunder, the Company shall reimburse Stone for all of its reasonable costs and expenses incurred or made in carrying out this Agreement based upon the allocable portion of such costs and expenses included in the functional department cost center relating to the services supplied. Stone shall provide a detailed invoice to the Company each month (or, at the option of Stone, any less frequent period) for such costs and expenses incurred or made during the previous month. The Company shall pay such invoice no later than the 7th day after the date on which it receives such invoice.

         4. TERMINATION, AMENDMENT AND WAIVER. This Agreement may be (a) amended, or any provision waived, by the mutual consent of Stone and the Company; and (b) terminated by the Company on not less than 24 months notice to Stone; PROVIDED, however, that any such termination, amendment or waiver pursuant to this Section 4 shall require the approval of holders of at least 50% in principal amount of the then outstanding First Mortgage Notes of the Company.

         5. LIMITATION OF STONE'S LIABILITY. Anything in this Agreement to the contrary notwithstanding, neither Stone nor any of its employees or agents shall be liable to the Company for any expense, loss or damage of any nature incurred or suffered by the Company occasioned by or arising from the act, default or negligence of Stone or such employee or agent in the performance or the non-performance of this Agreement or any part hereof, except expense, loss or damage to the Company caused by Stone's or such employee's or such agent's gross negligence, misconduct, recklessness or material breach of this Agreement. In no event shall Stone or any of its employees or agents be liable to the Company in respect of indirect or consequential damages or commercial loss, damage or injury, such as loss or profits or production, which may be suffered by the Company. The

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     Company shall indemnify and hold harmless Stone, its officers, employees and agents, to the full extent now or hereafter permitted by law, with respect to the performance of this Agreement.

6. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements of the parties hereto with respect to such subject matter.

7. NOTICES. All notices, consents or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail addressed as follows:


          IF TO STONE:        Stone Container Corporation
                              150 North Michigan Avenue
                              Chicago, IL  60601
               ATTENTION:     President

          WITH COPIES TO:     Stone Container Corporation
                              150 North Michigan Avenue
                              Chicago, IL  60601
               ATTENTION:     Counsel


          IF TO COMPANY:      Florida Coast Paper Company, L.L.C.
                              300 First Street
                              Port St. Joe, FL  32456
               ATTENTION:     Green Long


          WITH COPIES TO:     Four M Corporation
                              115 Stevens Avenue
                              Valhalla, NY  10595
               ATTENTION:     President


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     All such addresses shall remain effective until such time as the same shall have been superseded by written notice of change of address given by a party to the other party hereto.

8. HEADINGS. The headings of the Sections of this Agreement are for the convenience of reference only and shall not be construed to be part of or to affect the meaning of interpretation of this Agreement.

9. PARTIAL INVALIDITY. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent, but only to the extent, of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction of such provision would be unreasonable.

10. ASSIGNMENT. Neither Stone nor the Company may assign any of its rights or delegate any of its duties under this Agreement unless the other party consents to such assignment or delegation (which consent shall not be unreasonably withheld), except that Stone, without the consent of the Company, may assign its rights, but may not delegate its duties, under this Agreement to any subsidiary of Stone or to any corporation in which it holds an equity interest and which it manages under a contractual arrangement. No party may delegate any of its duties hereunder unless such party shall remain primarily obligated hereunder with respect to such duties. Any attempted assignment in violation of this Section 10 shall be void. Subject to the preceding sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

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     11.  GOVERNING LAW.  This Agreement shall be governed by the laws of the
          State of Illinois.

     12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and shall become a binding agreement when each of the parties hereto shall have executed and delivered a counterpart of this Agreement to the other party.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered as of the day and year first above written.

                                   FLORIDA COAST PAPER COMPANY, L.L.C.


                                   BY:    /s/ Dennis Mehiel
                                        --------------------------------
                                        NAME:  Dennis Mehiel
                                        TITLE: Member, Board of Managers



                                   STONE CONTAINER CORPORATION



                                   BY:    /s/ Leslie T. Lederer
                                        --------------------------------
                                        NAME:  Leslie T. Lederer
                                        TITLE: Vice President



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